UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2007

CITIZENS FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

DELAWARE	2-96144	55-0666598
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

211 Third Street, Elkins, West Virginia	26241
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (304) 636-4095

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2007, the board of directors of Citizens Financial Corp. received and accepted a letter of resignation from Director John F. Harris. At age 79, Mr. Harris has decided to retire from the board of directors of both Citizens Financial Corp. and its wholly-owned subsidiary, Citizens National Bank, effective on July 20, 2007. Mr. Harris’ retirement was not the result of any disagreement or conflict with the company’s directors or executive officers. Mr. Harris has served as a director of Citizens Financial Corp. since its inception in 1986.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Citizens Financial Corp.

/s/ 6/25/07	/s/ Thomas K. Derbyshire
Vice President, Treasurer, and Principal Financial Officer